810 Seventh Ave., 18th Fl.

New York, NY 10019

(212) 813-1010

FINDER’S AGREEMENT

This agreement (the “Agreement”) is entered into as of October 14, 2016 between Motus GI Medical Technologies Ltd., an Israeli company (the “Company”) and Aegis Capital Corp., a New York corporation (“Finder” or “Aegis”).

RECITALS

WHEREAS, Finder represents that it will endeavor to introduce the Company to one or more Targets (as defined in Section 2 below) who may be interested in an investment in newly issued securities of the Company (a “Transaction”).

WHEREAS, the Company desires to engage the non-exclusive services of Finder to provide an introduction to such Targets in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1) The Company engages Finder as the Company’s non-exclusive finder, to find Targets interested in effecting a Transaction. Finder will endeavor to introduce the Company to such Targets.

(2) For the purposes of this Agreement, “Targets” shall mean individuals or entities introduced to the Company by Finder during the Term (as defined in Section 4 below).

(3) If a Target enters into any Transaction during the Term, the Company will compensate the Finder, at the closing of each such Transaction, in the form of (i) a cash fee equal to ten percent (10%) of the amount of such Target’s investment at each closing, and (ii) a non-accountable expense allowance equal to three percent (3%) of the amount of such Target’s investment at such closing. In addition, if the Target invests in notes of the Company and such notes are subsequently exchanged for equity units in a private offering for which Finder acts as Placement Agent, Finder shall be issued Placement Agent Warrants in form and quantity identical to those it receives for cash investors in such private offering, but shall not receive any cash compensation in such subsequent exchange. In addition, the Company shall notify Finder at least three business days prior to any closing of any Transaction in which any Target or Targets participate.

(4) This Agreement shall remain in full force and effect until the earlier of January 31, 2017 or such date as the Finder is engaged as Placement Agent for a private offering of equity securities that contemplates the exchange of Targets’ notes for units of the private offering upon the first closing of the offering and consummation of a merger whereby the Company becomes a wholly-owned subsidiary of a recently-formed corporation. termination date of Company’s private placement offering; provided, however, that Sections 3,4,5 and 9-12 shall survive termination of this Agreement.

(5) (a) Finder shall act as an independent contractor under this Agreement, and this Agreement does not create any partnership, joint venture or other similar relationship between the Company and Finder and any duties arising out of its engagement shall be owed solely to the Company. Finder shall have no authority to accept any order or to bind or obligate the Company in any way without the Company’s prior written consent. As an independent contractor, Finder will be solely responsible for its income and all other applicable taxes. Finder shall have no restrictions to on its ability to provide services to companies other than the Company, except as stated herein.

(b) The Company acknowledges that Finder has not done any due diligence with respect to any Target and that Finder makes no representations whatsoever with respect to any Target (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Finder shall have no liability whatsoever in connection with any Transaction it may enter into with a Target.

(6) Finder understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any offer by, or to withdraw any offer to, a Target introduced by Finder to enter into a Transaction.

(7) The Company represents, warrants and covenants to Finder as follows:

(a) The Company is duly organized and validly existing under the laws of the country of its formation and is duly qualified to do business in each jurisdiction in which its business activities require such qualification, except where the failure to so qualify or be authorized would not have a material adverse effect on its assets or on its business, operations or condition, financial or otherwise.

(b) The Company has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of its Articles of Incorporation, By-Laws or other formation documents, or of any indenture, other agreement, judgment, decree or other instrument or restriction to which it is a party or by which any of its properties or assets may be bound or affected.

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(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, and all requisite action on its part has been taken, and no further authorization or approval, whether of its shareholders, directors or officers, or any governmental bodies or otherwise, will be necessary in order to enable it to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

(d) Neither the Company nor, to the best of its knowledge, any of its directors or officers: (i) is subject to any order of the SEC, the Financial Industry Regulatory Authority (“FINRA”) or any other federal, state, local or foreign securities agency or self-regulatory organization or (ii) has been convicted within the past 10 years of any felony or misdemeanor involving the solicitation, offer or sale of securities or the rendering of investment advice.

(8) Finder represents, warrants and covenants to the Company as follows:

(a) Finder has full authority to execute and to perform this Agreement in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

(b) Finder is a member of FINRA and is registered as a broker-dealer under the Exchange Act of 1934.

(c) Neither Finder nor its affiliates is subject to any of the disqualifications set forth in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.

(9) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.

(10) This Agreement, inclusive of Appendix A hereto, constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Finder and the Company.

(11) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

(12) Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

Finder:	Aegis Capital Corp.
810 Seventh Ave., 18th Floor
New York, NY 10019
Attention: Adam Stern, Head of Private Equity Banking

Company:	Motus GI Medical Technoloties Ltd.

Attention: Mark Pomeranz, Chief Executive Officer

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

MOTUS GI MEDICAL TECHNOLOGIES LTD.		AEGIS CAPITAL CORP.

By:	/s/ Mark Pomeranz	By:	/s/ Adam Stern
	Mark Pomeranz		Adam Stern
	Chief Executive Officer		Private Equity Banking

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APPENDIX A

INDEMNIFICATION

The Company agrees to indemnify and hold harmless Finder, its selected dealers and their respective affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)) and their respective directors, officers, employees, agents and controlling persons (Finder and each such person being an “Indemnitee”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnitee may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Finder of the services contemplated by, or the engagement of Finder pursuant to, this Agreement and will promptly reimburse any Indemnitee for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether of not such Indemnitee is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnitee under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnitee effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from an Indemnitee’s willful misconduct or gross negligence.

Promptly after receipt by an indemnified party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the indemnifying party in writing of the same. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and an indemnified party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the indemnified party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the indemnifying party , (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party ; provided, further, that in no event shall the indemnifying party be required to pay fess and expenses for more than one firm of attorneys representing indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action. Any failure or delay by an indemnified party to give the notice referred to in this paragraph shall not affect such indemnified party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the indemnifying party, or prejudices to its ability to defend such action, suit or proceeding on behalf of such indemnified party.

An indemnifying party agrees that without indemnified party’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which any indemnifying party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

In the event that an indemnified party is requested or required to appear as a witness in any action brought by or on behalf of or against the indemnifying party in which such indemnified party is not named as a defendant, the indemnifying party agrees to promptly reimburse the indemnified party on a monthly basis for all reasonable expenses incurred by it in connection with such indemnified party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment of arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.